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Exhibit 11

LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS PER COMMON SHARE
For the three and six months ended October 31, 2003 and 2002

                                                    Three Months                  Nine Months
                                            --------------------------    ---------------------------
                                                2003           2002          2003            2002
                                                ----           ----          ----            ----
Net earnings                                $   481,655    $   252,439    $    19,459    $   552,340
                                            ===========    ===========    ===========    ===========
Average shares outstanding                    9,011,131      8,945,338      8,989,303      8,929,250
Stock options & purchase plan:
 Total options & purchase plan shares           393,487        400,354        385,662        454,375
 Assumed treasury stock buyback                (185,468)      (171,142)      (179,111)      (186,224)
Warrants assumed converted                            -              -              -              -
Convertible redeemable preferred
stock assumed converted                               -              -              -              -
                                            -----------    -----------    -----------    -----------
Number of shares used in per
 common share computation                     9,219,150      9,174,550      9,195,854      9,197,401
                                            ===========    ===========    ===========    ===========
Basic net earnings per share of
common stock                                $      0.05    $      0.03    $      0.00    $      0.06
                                            ===========    ===========    ===========    ===========
Diluted net earnings per share of
common stock                                $      0.05    $      0.03    $      0.00    $      0.06
                                            ===========    ===========    ===========    ===========

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